UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 17, 2006
TEKELEC

(Exact name of registrant as specified in its charter)

California	0-15135	95-2746131

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5200 Paramount Parkway, Morrisville, North Carolina		27560

(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (919) 460-5500

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written Communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.02 Results of Operations and Financial Condition
     On March 17, 2006, Tekelec (the “Company”) issued a press release in connection with the Company’s filing with the Securities and Exchange Commission (the “Commission”) of a Form 12b-25 Notification of Late Filing relating to the Company’s inability to file on a timely basis its Annual Report on Form 10-K for the fiscal year ended December 31, 2005. The press release includes certain limited and preliminary information regarding the Company’s financial condition and operations. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.
     The information in this Item 2.02 of this Current Report on Form 8-K and in Exhibit 99.1 furnished herewith shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act.
Item 8.01. Other Events
     Restatement and Review and Analysis of Prior Periods
     As previously reported in the Current Report on Form 8-K filed by the Company with the Commission on February 21, 2006 (the “February Form 8-K”), the Company will restate its previously issued financial statements for (i) the year ended December 31, 2003, (ii) the year ended December 31, 2004 and each of the quarters and year-to-date periods therein, and (iii) the nine months ended September 30, 2005 and each of the quarters and year-to-date periods therein, because the Company determined that it had incorrectly classified certain customer service costs in its consolidated statements of operations, resulting in an understatement of costs of goods sold and an equal overstatement of operating expenses.
     As previously reported in the February Form 8-K, the Company is also evaluating certain accounting matters that its management identified in order to determine whether any further adjustments are required to the Company’s financial statements for one or more prior fiscal years or periods. As part of that continuing evaluation, the Company is currently reviewing revenue recognition for certain transactions during prior periods, including 2003, 2004 and 2005. Specifically, the Company is analyzing whether it properly applied generally accepted accounting principles with respect to certain revenue transactions, particularly (i) its determination of Vendor Specific Objective Evidence (VSOE) of the fair value of each of the elements in certain of its contractual arrangements as prescribed by SOP 97-2 “Software Revenue Recognition,” and (ii) the accounting for penalties in certain customer contracts. The Company has not completed its review and analysis of these accounting matters or their impact on previously issued financial statements for 2005 and 2004 and each of the quarters and year-to-date periods included therein or for 2003. The analysis of these matters requires the review of a large number of individual transactions over several years, and the Company cannot estimate at this time the impact on any previously issued financial statements for any individual reporting period. However, based on the work completed to date, the Company believes that the impact on its revenue recognition in previously issued financial statements is likely to be material.

     As previously disclosed in the February Form 8-K, the Company is also evaluating certain financial presentation and disclosure matters. These matters principally relate to certain balance sheet misclassifications that may require correction, primarily related to (i) the netting of certain deferred tax liabilities against deferred tax assets and (ii) certain purchase accounting entries that were recorded in the incorrect balance sheet accounts. The Company does not expect these financial presentation and disclosure matters to have an impact on its statements of operations.
     Internal Control over Financial Reporting
     As reported in the February Form 8-K, management has concluded that as of December 31, 2004, the Company did not maintain effective controls to ensure the appropriate classification of customer service costs, and that this control deficiency constituted a material weakness. Management has not yet completed its assessment of internal control over financial reporting as of December 31, 2005, including controls related to revenue recognition and other financial presentation and disclosure matters described above. In addition to the one material weakness as of December 31, 2004 which was described in the February Form 8-K, the Company is likely to identify control deficiencies that may constitute material weaknesses as of December 31, 2004 and/or December 31, 2005 as a result of the previously discussed accounting matters. The presence of one or more material control weaknesses would preclude management from concluding that internal control over financial reporting is effective.
     Form 12b-25
     As a result of the Company’s ongoing review and analysis of accounting matters as described above, the Company cannot file its Annual Report on Form 10-K for the year ended December 31, 2005 (the “2005 Form 10-K”) by the prescribed due date of March 16, 2006. The Company has therefore filed with the Commission on March 17, 2006 a Form 12b-25 Notification of Late Filing (the “Form 12b-25”) indicating that the 2005 Form 10-K cannot be timely filed. The Form 12b-25 also indicates that the Company does not believe that it will be in a position to file the 2005 Form 10-K by March 31, 2006, but that it is working expeditiously to file the 2005 Form 10-K as soon thereafter as possible.
     Nasdaq Stock Market Listing
     Nasdaq Marketplace Rule 4310(c)(14) requires that the Company make, on a timely basis, all filings with the Commission required by the Exchange Act. As a result of the Company’s inability to timely file the 2005 Form 10-K as described above, the Company anticipates that The Nasdaq Stock Market will notify the Company that it is not in compliance with Rule 4310(c)(14) and that it intends to initiate proceedings to delist the Company’s Common Stock from the Nasdaq National Market. In the event of such notice, the Company intends to request that The Nasdaq Stock Market grant to the Company an extension in which to comply with the Rule 4310(c)(14) listing requirement.
     Indenture
     The Company currently has $125 million outstanding of 2.25% Senior Subordinated Convertible Notes due June 2008 (the “Notes”) which were issued under an Indenture dated as of June 17, 2003 (the “Indenture”) between Deutsche Bank Trust Company Americas (the “Trustee”)

and the Company. Because of the Company’s failure to timely file the 2005 Form 10-K with the Commission, the Company will not be in a position to timely deliver the 2005 Form 10-K to the Trustee as required by the Indenture. The Company’s failure to timely deliver the Form 10-K to the Trustee will result in a default under the Indenture which, if not cured or waived within 60 days after any notice of default is delivered to the Company by the Trustee or by the holders of 25% or more in aggregate principal amount of the Notes, will allow the Trustee or such holders to accelerate the payment of the Notes. The Indenture also provides that if the Company’s Common Stock ceases to be listed on the Nasdaq National Market, any holder of Notes may require the Company to redeem the holder’s Notes in accordance with the terms of the Indenture.
     Line of Credit
     The Company currently has a $30 million line of credit with Wells Fargo Bank, N.A. (the “Bank”) under a Credit Agreement dated as of December 15, 2004, as amended (the “Credit Agreement”), between the Company and the Bank. The Credit Agreement requires that, on or before March 31, 2006, the Company deliver to the Bank audited financial statements for the Company’s fiscal year ended December 31, 2005 (the “2005 Financial Statements”). The Company’s failure to timely deliver the 2005 Financial Statements as required by the Credit Agreement, as well as any permitted acceleration or redemption of the Company’s indebtedness under the Indenture, will result in a default under the Credit Agreement which, if not waived by the Bank, will entitle the Bank to require repayment of all amounts outstanding under the line of credit and to terminate future lending under the Credit Agreement. There is currently outstanding one letter of credit in the amount of $200,000 under the line of credit. The Company has requested that the Bank waive any default arising under the Credit Agreement in connection with the Company’s inability to timely deliver the 2005 Financial Statements, but cannot provide any assurance that such waiver will be granted.
     At December 31, 2005, the Company had approximately $226 million in cash and marketable investments. In the event of any repayment or redemption obligation that arises under the Indenture or the Credit Agreement as a result of the circumstances described above, the Company believes that such assets are sufficient to repay the Notes and the outstanding indebtedness under the Credit Agreement.
Item 9.01. Financial Statements and Exhibits
(c)	Exhibits

The following exhibit is furnished as a part of this Current Report on Form 8-K:

Exhibit No.	Description
99.1	Press Release dated March 17, 2006 of the Company
FORWARD-LOOKING STATEMENTS
     Certain statements made in this Form 8-K and in Exhibit 99.1 furnished herewith are forward looking, reflect the Company’s current intent, belief or expectations and involve certain risks and uncertainties. The Company’s actual future performance may not meet the Company’s expectations. As discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2004 and other filings with the Commission, the Company’s future operating results are difficult to predict and subject to significant fluctuations. Factors that may cause future results to differ materially from the Company’s current expectations, in addition to those identified in its 2004 10-K and other Commission filings, include, among others, the impact on future operating results in the event of additional restatements or other adjustments in its historical consolidated financial statements beyond those described above or in the Company’s Current Report on Form 8-K filed with the Commission on February 21, 2006; the Company’s failure to timely file with the Commission its 2005 Form 10-K and any resulting default by the Company under the Indenture or the Credit Agreement; and any failure by the Company to comply with the listing requirements of The Nasdaq Stock Market as a result of the Company’s failure to timely file the 2005 Form 10-K. The Company undertakes no obligation to publicly update any forward-looking statements whether as a result of new information, future events or otherwise.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tekelec
Dated: March 17, 2006	By:	/s/ Frank Plastina
Frank Plastina
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated March 17, 2006 of the Company